Free writing prospectus dated July 1, 2024

Filed pursuant to Rule 433 of the Securities Act of 1993, as amended

Relating to Preliminary Prospectus dated June 18, 2024

Registration No. 333-279859

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Nasdaq: PMAX Investor Presentation July 1, 2024

Investor Presentation 2024 02 This presentation pertains to the proposed public offering of Class A ordinary shares (“Ordinary Shares”) of POWELL MAX LIMITED (the “Company”), an exempted company incorporated under the laws of the British Virgin Islands, which are being registered in the registration statement (“Registration S tatement”) filed by the Company with the U . S . Securities and Exchange Commission (SEC) for the offering related to this presentation . The preliminary prospectus , which forms a part of the Registration Statement , may be accessed through the following link : https : //www . sec . gov/Archives/edgar/data/ 0002012096 / 000121390024053708 /ea 0201090 - 07 . htm . The Registration Statement has not yet become effective . Before you invest, it is advisable to read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more comprehensive information about us and the offering . You can access these documents for free by visiting EDGAR on the SEC website at https : //www . sec . gov/Archives/edgar/data/ 0002012096 / 000121390024053708 /ea 0201090 - 07 . htm . Alternatively, we or the representative of the underwriter will arrange to send you the prospectus if you contact Revere Securities LLC, via email at syndicate@reveresecurities . com, or contact Powell Max Limited via email at ir@janfp . com . This presentation does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with the Company or its affiliates . The information in this presentation is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation . This presentation contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other data about our industry . This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates . In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk . We undertake no duty to update such estimates . This presentation contains forward - looking statements . All statements in this presentation, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward - looking statements . The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward - looking statements . In addition, from time to time, we or our representatives may make forward - looking statements orally or in writing . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short - term and long - term business operations and objectives, and financial needs . These forward - looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the “Risk Factors” section of the Company’s preliminary prospectus filed on Form F - 1 . Furthermore, we operate in a very competitive and rapidly changing environment . New risks emerge from time to time . It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements we may make . In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements . In evaluating these forward - looking statements, you should consider various factors, including our ability to change the direction of the Company, our ability to keep pace with new technology and changing market needs, and the competitive environment of our business . These and other factors may cause our actual results to differ materially from any forward - looking statement . Forward - looking statements are only predictions . Thus, you should not rely upon forward - looking statements as predictions of future events . The events and circumstances reflected in the forward - looking statements may not be achieved or occur . Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements . Except as required by applicable law, we undertake no duty to update any of these forward - looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations . Disclaimer and Forward - Looking Statements See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Investor Presentation 2024 03 This free writing prospectus relates to the proposed initial public offering of the Class A Ordinary Shares, par value US $ 0 . 0001 per share, of Powell Max Limited, which are being registered on the Registration Statement and should be read together with the preliminary prospectus included in the Registration Statement filed by the Company with the SEC for the offering to which this presentation relates and may be accessed through the following web link : https : //www . sec . gov/Archives/edgar/data/ 0002012096 / 000121390024053708 /ea 0201090 - 07 . htm . This presentation highlights basic information about the Company and the offering to which this presentation relates . Because it is a summary, it does not contain all of the information that you should consider before investing in our securities . The Company has filed the Registration Statement (including a preliminary prospectus) with the SEC for the proposed offering to which this communication relates . The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the proposed offering . You may get these documents for free by visiting EDGAR on the SEC website at https : //www . sec . gov/Archives/edgar/data/ 0002012096 / 000121390024053708 /ea 0201090 - 07 . htm . Alternatively, we or our underwriter will arrange to send you the Registration Statement if you contact Revere Securities LLC, 560 Lexington Ave, 16 th Floor, New York, NY 10022 , USA, or via email at syndicate@reveresecurities . com or telephone at + 1 (212) 688 2238 . See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved . Investments may be speculative, illiquid and there is a risk of loss . See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Free Writing Prospectus Statements

Content 1) Offering Summary 2) Company Overview 3) Business Model 4) Industry Overview 5) Competitive Strengths 6) Financial Highlights 7) Future Strategies 8) Use of Proceeds Investor Presentation 2024 04 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

01 Investor Presentation 2024 05 Offering Summary Powell Max Limited Issuer 12,500,000 Ordinary Shares, including : 10,500,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares Number of shares outstanding before this offering Offering Shares 1,650,000 Class A Ordinary Shares; or O ver - allotment option : 15% Voting Power Class A Ordinary Shares: 1 vote per share Class B Ordinary Shares: 20 votes per share Offering Type Initial Public Offering Proposed Listing/Ticker The Nasdaq Stock Market LLC (Stock Symbol: PMAX) Offering Price per share USD4.0 – USD6.0 Offering Size USD6,600,000 – USD9,900,000 Underwriter Revere Securities LLC See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

02 Company Overview Investor Presentation 2024 06 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Company Profile We engage in the provision of financial communications services that support capital market compliance and transaction needs for corporate clients and their advisors in Hong Kong . financial printing corporate reporting communications language support Investor Presentation 2024 07 Founded in 2019 , our financial communications services cover a full range of financial printing, corporate reporting, communications and language support services from inception to completion, including typesetting, proofreading, translation, design, printing, electronic reporting, newspaper placement and distribution . We provide comprehensive services to help our clients to comply with their disclosure and reporting obligations, create, manage and deliver accurate and timely financial communications and manage transaction processes . We are a holding company incorporated in the BVI with operations conducted by our Hong Kong subsidiary, JAN Financial Press Limited . See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Our C ustomers Investor Presentation 2024 08 Our clients consist of domestic and international companies listed on the Stock Exchange of Hong Kong (the “HK Stock Exchange”) that are subject to the filing and reporting requirements under The Rules Governing the Listing of Securities on the HK Stock Exchange, the GEM Listing Rules on the HK Stock Exchange and the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong), together with companies who are seeking to list on the HK Stock Exchange, as well as their advisors in Hong Kong . In addition, we also provide ancillary financial support services, such as the rental of conference room facilities, for our customers to fulfill their compliance needs . See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Corporate Structure Investor Presentation 2024 0 9 100% JAN Financial Press Limited (Incorporated in Hong Kong) Powell Max Limited (Incorporated in British Virgin Islands ) See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

03 Business Model Investor Presentation 2024 10 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Corporate financial communications are the combination of financial printing services, publication and distribution of financial communications materials and corporate reporting services . IPO financial printing are provided to domestic and international companies who are seeking to list themselves on the HK Stock Exchange . Our financial communications services include corporate financial communications services and IPO financial printing services. Investor Presentation 2024 11 Our Services See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Our Process Quotation and Pitching • Quotation to customers • Pitching new customers Delivery • Generating ESS compatible files • Publication via ESS system • Delivery of physical copies Production • Design, typesetting and translation • Quality control • Bulk - printing Set out below is a flow chart summarizing the usual workflow of our financial communications services business. 01 02 03 Investor Presentation 2024 12 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Quotation and pitching As we do not enter into long - term agreements with our customers, we issue standard quotations to customers upon their request prior to the provision of our services . Upon receipt of a customer’s request for quotation, we will discuss the scope of our financial communications services with our customer based on their needs, demands and requests . We will then formulate the quotation in accordance with our pricing strategy . A full quotation including our price and payment terms will be sent to the customer for agreement . Upon the confirmation and acceptance by the customer, we will begin our production process . Investor Presentation 2024 13 Production The production phase typically starts with the draft financial communications materials provided by the customer . Upon receipt of the customer’s draft, we will begin the typesetting process . Our in - house staff will typeset the requested materials using third - party licensed software . In the meantime, if translation is requested, our staff will engage our external language support service providers to carry out the translation work . In addition, if any design or artwork is required, our in - house design team will perform such tasks simultaneously . Upon completion of the typesetting, translation and design process, our in - house staffs will perform quality control checks which include proofreading of the typesetting materials and checking for inconsistencies between the original materials and the translated materials . Once the quality control checks have been completed, the typesetted version (together with designs, if any) of the draft financial communications materials will be sent to the customer for approval and/or further comments . If the customer does not have any further comments and signs off the materials, we will place an order with our external printing services providers to bulk - print such financial communications materials if a printed version is requested . Once the bulk - printing process has been completed, or, if no bulk - printing is requested, we will proceed to the delivery stage . Delivery Upon completion of the bulk - printing process, our external transportation service providers will pick up the printed materials from the printing factory operated by our printing services provider and delivery the materials to the requested destinations in accordance with the customer’s instructions . In the meantime, or if no bulk - printing is requested, our in - house staff will generate the final version of the financial communications materials in accordance with the specifications under the ESS system . Once the final version is generated, our in - house staff will submit and publish such material on behalf of the customer through the ESS system . Our Workflow See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

04 Industry Overview Investor Presentation 2024 14 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Industry and Market Data This presentation includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data . None of these third parties are affiliated with us, and the information contained in this presentation has not been reviewed or endorsed by any of them . The market data and estimates used in this presentation involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates . Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed . Forecasts and other forward - looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward - looking statements in this presentation . While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those factors discussed under the section titled "Risk Factors" in our registration statement filed with the SEC . These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us . Investor Presentation 2024 15 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

(Source: World Federation of Exchanges) According to the World Federation of Exchanges, the world’s equity market capitalization stood at US$111tn in 2023, representing an increase of 10.25% year - on - year (y - o - y) (2022: US$101tn) . Market size of the global equity markets 17% 19% 13% - 16% 25.00% 20.00% 140000000 120000000 100000000 80000000 60000000 40000000 20000000 0 2018 2019 2020 2021 2022 15.00% 10% 10.00% 5.00% 0.00% - 5.00% - 10.00% - 15.00% - 20.00% 2023 World Equity Market Capitalisation (US$ Million and % y - o - y change) The figure below shows the world’s equity market capitalization 2018 to 2023 (US$ Million and % y - o - y Change) Investor Presentation 2024 16 Industry and Market See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Industry and Market (Source: World Federation of Exchanges) The number of listed companies in the world decreased from 58,927 in 2022 to 54,590 in 2023 , representing a decrease of 6.7% y - o - y . The decrease in number of listed companies is primarily due to the impending global economic slowdown. Market size of the global equity markets (con’d) 10.6% - 0.1% 4.4% - 2.0% 12.00% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00% - 2.00% - 4.00% - 6.00% - 8.00% 62000 60000 58000 56000 54000 52000 50000 48000 2018 2019 2020 2021 2022 - 6.7% 2023 Number of Listed Companies and % y - o - y Change Number of Listed Companies and % y - o - y Change 17 The figure below shows the number of listed companies in the world See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Industry Overview (Source: World Federation of Exchanges) Investor Presentation 2024 18 Market size of the equity market in Hong Kong The market capitalization of the equity market in Hong Kong recorded $3.9tn in 2023 , representing approximately 3.51% of the market capitalization in the world’s equity markets. The Nasdaq and the New York Stock Exchange recorded the market capitalization of $23.4tn and $25.6tn , respectively, in 2023. The figure below shows the market capitalization of selected exchanges in the world (US$ Trillion) 0.00 5,00 0,000.0 0 10,0 00,000. 00 15,0 00,000. 00 20,0 00,000. 00 30,0 00,000. 00 25,0 00,000. 00 Singap ore Exchan ge She nzhen Sto ck Exchan ge Sha nghai Sto ck Exchan ge NYSE Nation al Equit ie s Exchan gea nd Quot ations Nasdaq - US Luxem bour gS tock Exchan ge Jap an Exchange Grou p Hong Kon g Exchan gesa nd Clearin g AS X Austr alian Secu rities Exchan ge 687, 257.16 2,40 5,459.5 0 3,91 9,420.2 6 20,6 79,476. 91 0.00 9,75 6,836.1 4 49,4 82.64 5,29 6,811.1 0 3,81 9,215.4 0 1,26 2,800.2 7 2018 697, 271.33 3,40 9,663.4 4 5,10 5,840.9 4 21,0 83,679. 36 54,0 07.77 13,0 02,048. 01 44,2 33.61 6,19 1,073.2 9 4,89 9,234.5 8 1,48 7,598.5 0 2019 652, 614.66 5,23 8,495.1 5 6,97 5,970.4 5 22,5 09,489. 46 62,3 00.67 19,0 60,372. 31 51,5 67.66 6,71 8,219.5 5 6,13 0,420.4 3 1,72 0,556.1 8 2020 663, 388.48 6,21 9,831.2 2 8,15 4,689.1 2 23,9 91,464. 17 62,9 25.81 24,5 57,073. 95 61,1 93.88 6,54 4,303.4 9 5,43 4,177.1 2 1,88 7,400.7 9 2021 619, 361.68 4,70 0,872.0 9 6,72 4,470.8 9 24,0 60,385. 92 44,0 03.11 16,2 37,594. 40 50,8 96.86 5,38 0,475.4 6 4,56 6,809.0 6 1,67 9,171.9 3 2022 608, 306.29 4,36 7,476.4 6 6,52 4,756.7 6 25,5 64,650. 47 43,6 12.37 23,4 14,747. 23 53,8 22.97 6,14 9,200.1 8 3,97 4,783.4 9 1,78 8,725.9 6 2023 Market Capitlisation of Selected Exchanges (US$ Million) 2018 2019 2020 2021 2022 2023 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

05 Investor Presentation 2024 19 Competitive Strengths See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Our Competitive Strengths We have strong client relationships and customer service . We have deep domain expertise . We have an experienced management team. Investor Presentation 2024 20 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Investor Presentation 2024 21 Strong Client Relationships and Customer Service We believe we have strong brand recognition and that our clients associate our brand with quality and client - focused and reliable customer service. In addition, we believe that we are a valued service provider among leading companies, having provided services to 168 and 166 domestic and international companies that are listed on the HK Stock Exchange for the years ended December 31, 2022 and 2023, and to 10 and 7 listing applicants who are seeking to list on the HK Stock Exchange for the years ended December 31, 2022 and 2023, respectively. See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Deep Domain Expertise Our team has deep experience in the understanding of financial printing, the financial reporting process and the related aspects of the rapidly changing regulatory requirements and expertise in the creation and distribution of key financial communications documents. Investor Presentation 2024 22 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Mr. Chun Ho Lam Chief Financial Officer • Over 15 years of experience in the related fields of finance, auditing and accounting. • A fellow member of the Hong Kong Institute of Certified Public Accountants • Holds Bachelor of Business Administration with major in Accounting from the Hong Kong Baptist University. Investor Presentation 2024 23 Mr. Tsz Kin Wong Chairman of the Board and Chief Executive Officer • Over 20 years of experience in financial printing and financial communications industry. • Prior positions include Account Servicing Director at iPro Financial Press Limited. Experienced Management T e am See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Investor Presentation 2024 24 Mr. Chun Kin Norman Hui Independent Director Appointee, Chair of Compensation Committee and Nominating and Corporate Governance Committee • Over 20 years of experience in corporate finance, mergers and acquisitions and other corporate transactions. • Admitted a s a solicitor and barrister in New South Wales, Australia, as a solicitor in Hong Kong and as a solicitor in England and Wales • An international accredited professional mediator since 2022 • Served at Dentons Hong Kong LLP, an international law firm, Partner and the head of equity capital markets. • Holds Bachelor of Commerce degree in Accounting and a Bachelor of Laws degree both from the University of New South Wales Ms. Lee Chern Koay Independent Director Appointee • Over 20 years of experience in audit and accounting • A member and a fellow member of the Association of Chartered Certified Accountants • Serving as financial accountant at Land Real Pty Limited, a property development company in Australia • Holds graduate certificate from the Association of Chartered Certified Accountants Mr. Kam F a n Jimmy Luk Independent Director Appointee and Chair of Audit Committee • Over 25 years of experience in accounting, auditing, business consulting, corporate services and taxation. • Prior positions include audit partner at Deloitte Touche Tohmatsu. • A Certified Public Accountant in Hong Kong. • An associate member of the Hong Kong Institute of Certified Public Accountants. • Holds Bachelor of Arts degree in Economics and Social Studies from the University of Manchester, United Kingdom. Experienced Management T e am (con’d) See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

06 Investor Presentation 2024 25 Financial Highlights See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Financial Highlights Years ended December 31 (Audited) 2022 2023 HK$ US$ HK$ US$ Revenue 37,772,821 4,841,738 49,121,839 6,288,884 Gross profit 15,555,141 1,993,865 23,883,018 3,057,653 (Loss)/Profit for the year (98,603) (12,639) 7,079,243 906,329 2022 2023 HK$ US$ HK$ US$ Total assets Total equity Investor Presentation 2024 26 19,831,841 2,542,055 22,989,475 2,943,256 (22,344,833) (2,864,171) (15,312,968) (1,960,461) As of December 31 (Audited) See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,00,0000 7,00,0000 2022 US$ 8,00,0000 2023 Revenue Revenue increase by 30.0 % y - o - y to US$6,288,884 Years ended December 31 Revenue from corporate financial communications services accounted for 90 . 9 % and 79 . 7 % of our total revenue for the years ended December 31 , 2022 and 2023 , respectively ; while revenue from IPO financial printing services accounted for 9 . 1 % and 20 . 3 % of our total revenue for the years ended December 31 , 2022 and 2023 , respectively . For the year ended December 31 , 2023 , we recorded HK $ 49 , 121 , 839 (US $ 6 , 288 , 884 ) in total revenue compared to HK $ 37 , 772 , 821 for the year ended December 31 , 2022 , representing a 30 . 0 % increase . The increase in total revenue was primarily attributable to the increase in both the revenue from corporate financial communications services and IPO financial printing services . For the year ended December 31 , 2023 , we recorded HK $ 39 , 133 , 279 (US $ 5 , 010 , 086 ) in revenue from corporate financial communications services compared to HK $ 34 , 235 , 809 for the year ended December 31 , 2022 , representing a 14 . 3 % increase . The increase in revenue from corporate financial communications services was primarily attributable to the increase in number of transactions engaged by our customers and hence the increase of financial communications materials processed by us . For the year ended December 31 , 2023 , we recorded HK $ 9 , 988 , 560 (US $ 1 , 278 , 798 ) in revenue from IPO financial printing services compared to HK $ 3 , 447 , 012 for the year ended December 31 , 2022 , representing an increase of 1 . 9 times . The increase in revenue from financial printing services for IPO clients was primarily attributable to the completion of a IPO project successfully listed in the second half of 2023 . Investor Presentation 2024 27 Robust Revenue Growth + 30% Y - o - Y See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 US$ 3,500,000 + 53.5% Y - o - Y 2022 2023 200 , 000 400 , 000 600 , 000 800 , 000 US$ 1 , 000 , 000 2022 2023 Gross Profit Gross profit increase by 53. 5 % y - o - y to US$3,057,653 (Loss)/Profit for the Year Net profit increase to HK$7,079,243 (US$906,329) from net loss of HK$98,603 Investor Presentation 2024 28 Gross profit amounted to approximately HK$15,555,141 and HK$23,883,018 (US$3,057,653), representing a 53.5% increase, for the years ended December 31, 2022 and 2023, respectively. Gross profit margin increased from 41.2% for the year ended December 31, 2022 to 48.6% for the year ended December 31, 2023 was attributed to (i) the increase in the revenue in 2023, primarily due to the completion of an IPO project leading to the increase in revenue of our IPO financial printing servic es; and (ii) our effort in cost control in our production team. Net loss for the year ended December 31, 2022 amounted HK$98,603 and net profit for the year ended December 31, 2023 amounted HK$7,079,243 (US$906,329). Strong Profit Growth See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Net Loss: HK$98,603 Net Profit: HK$7,079,243 (US$906,329)

Investor Presentation 2024 29 Historical Highlights Years ended December 31 (Audited) 2022 2023 HK$ HK$ US$ Revenue 37,772,821 49,121,839 6,288,884 Cost of sales (22,217,680) (25,238,821) (3,231,231) Gross profit 15,555,141 23,883,018 3,057,653 Other income 1,851,815 54,116 6,928 General and administrative expenses (11,564,662) (11,777,043) (1,507,770) Selling and distribution expenses (5,250,421) (4,530,134) (579,976) (Loss)/Profit from operations 591,873 7,629,957 976,835 Finance costs (690,476) (550,714) (70,506) (Loss)/Profit before income tax (98,603) Income tax expense ͬ 7,079,243 ͬ 906,329 ͬ (Loss)/Profit for the year (98,603) 7,079,243 906,329 Selected Profit and Loss Items: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Historical Highlights Investor Presentation 2024 30 As of December 31 (Audited) 2022 2023 US$ HK$ HK$ ASSETS 745,014 5,819,230 10,547,798 Non - current assets Property, plant and equipment 745,014 5,819,230 10,547,798 Total non - current assets 1,729,639 13,510,032 7,888,040 Current assets Trade and other receivables 468,603 3,660,213 1,396,003 Cash and bank balances 2,198,242 17,170,245 9,284,043 Total current assets 2,943,256 22,989,475 19,831,841 TOTAL ASSETS LIABILITIES AND EQUITY 3,504,850 27,376,032 25,424,656 Current liabilities Trade and other payables 195,209 1,524,761 3,307,618 Contract liabilities 610,407 4,767,829 5,474,700 Bank borrowings 430,326 3,361,230 3,335,879 Lease liabilities 4,740,792 37,029,852 37,542,853 Total current liabilities Selected Balance Sheet Items: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Investor Presentation 2024 31 Historical Highlights As of December 31 (Audited) 2022 2023 US$ HK$ HK$ LIABILITIES AND EQUITY (con’d) 19,204 150,000 150,000 Non - current liabilities Trade and other payables 143,721 1,122,591 4,483,821 Lease liabilities 162,925 1,272,591 4,633,821 Total non - current liabilities 4,903,717 38,302,443 42,176,674 TOTAL LIABILITIES 49,930 390,000 390,000 Equity attributable to owners of the Company Share capital (2,007,544) (15,680,728) (22,759,971) Accumulated losses (2,847) (22,240) 25,138 Foreign currency translation reserve (1,960,461) (15,312,968) (22,344,833) Total equity 2,943,256 22,989,475 19,831,841 TOTAL LIABILITIES AND EQUITY Selected Balance Sheet Items: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

07 Future Strategies Investor Presentation 2024 32 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Focus on Growth and Expansion into New Markets Investor Presentation 2024 33 Effectively Manage Highly Variable Cost Structure Pursue Selective Strategic Investments, Relationships and Acquisition Opportunities Adopt Disciplined Approach to Capital Allocation Future Strategies We intend to pursue the following strategies to further expand our business: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Focus on Growth and Expansion into New Markets We expect that the demand for financial communications services will be trending in the United States. We plan to tap into the growth of the U.S. equity markets by expanding our business into the United States, such as providing services to assist customers to prepare Exchange Act filings that are compatible with the SEC’s EDGAR system, and to prepare tagged files in the SEC - mandated XBRL format. We expect to materialize this strategy in the year end ing December 31, 2024. Investor Presentation 2024 34 We aim to selectively form additional strategic alliances with other industry players, including e - delivery companies, traditional financial printers, electronic filing service providers, translations and language solution companies, media and interactive communications providers, to expand our service offerings and broadening our market reach. We also plan to selectively pursue acquisitions, investments, joint ventures, and partnerships that are complementary to our business and operations. Pursue Selective Strategic Investments, Relationships and Acquisition Opportunities See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

We expect to utilize the proceeds of this offering to reduce such debts and adopt a disciplined approach to capital allocation which will allow us to drive growth while also strengthening our balance sheet through debt reduction. Investor Presentation 2024 35 We intend to continue focusing management’s efforts on managing these variable costs and implementing additional variable cost structures where feasible. Additionally, we plan to continue to identify technology and process improvements that would allow us to become more efficient. Effectively Manage Highly Variable Cost Structure Adopt Disciplined Approach to Capital Allocation See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

08 Use of Proceeds Investor Presentation 2024 36 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

and acquisitions in the future (Note) . 10% for the registration and operation of our overseas business entities, branches and offices in the U.S. ; and 25% for supplementing our operating cash flow and general corporate use; 55% for repayment of existing loans owed to our Controlling Shareholder; 10% for potential mergers Use of Proceeds Investor Presentation 2024 37 Note: Currently, we have not identified any target to pursue such acquisitions and we aim to selectively identify suitable ta rge ts, such as e - delivery companies, traditional financial printers, electronic filing service providers, translations and language solution companies, media and interactive communicat ion s providers, to pursue acquisitions See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.

Issuer Contact: Powell Max Limited 22/F, Euro Trade Centre, 13 - 14 Connaught Road Central, Hong Kong ir@janfp.com Underwriter Contact: Revere Securities LLC 560 Lexington Ave, 16th Floor, New York, NY 10022, USA syndicate@reveresecurities.com Thank you See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss.